                                                                     Exhibit 3.2

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                        SLM EDUCATION CREDIT FUNDING, LLC

         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF SLM EDUCATION CREDIT FUNDING, LLC, a limited liability company formed pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et .seq.) and this Agreement is entered into by SLM Education Credit Management Corporation, a corporation organized and existing under the laws of the State of Delaware, as the sole member (the "Member") and Dominic A. Borriello ("Springing Member 1"), as Springing Member 1 and as Independent Manager, and Kim E. Luthans ("Springing Member 2"), as Springing Member 2 as an Independent Manager.

                              PRELIMINARY STATEMENT

         The purpose of this Agreement is to form SLM Education Credit Funding, LLC (the "Company") in accordance with the Act and to set out fully the rights, obligations and duties of the Member, Springing Member 1, Springing Member 2, the Managers and the Officers of the Company.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member, Springing Member 1 and Springing Member 2 hereby agree and state as follows:

Section 1. Name of the Company. The name of the Company shall be "SLM Education Credit Funding, LLC" or such other name as the Managers may from time to time determine. The Managers are hereby authorized to file on behalf of the Company such corporate, assumed or fictitious name or foreign qualification certificate or certificates as may from time to time be required by law.

Section 2. Principal Business Office. The principal business office of the Company shall be located at 20 Hemingway Drive, East Providence, Rhode Island 02915, or such other location as may hereafter be determined by the Managers.

Section 3. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Section 5.  Members.

         a. The name and the mailing address of the Member is set forth on Schedule A attached hereto.

         b. Subject to Section 9j, the Member may act by written consent.

         c. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23) (a "Member Cessation Event"), Springing Member 1 shall, without any action of any Person and simultaneously with the occurrence of a Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Springing Member 1 has died or is otherwise no longer able or is unwilling to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement upon the admission to the Company. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Springing Member as the Special Member, each of Springing Member 1 and Springing Member 2 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as Springing Member 1 or Springing Member 2 shall not be a member of the Company.

         d. The Company shall at all times have a Springing Member 1 and a Springing Member 2. No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective until such successor shall have (i) executed a counterpart to this Agreement and (ii) accepted its appointment as Independent Manager pursuant to Section 10. In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, a Springing Member agrees that, should it become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

Section 6. Certificates. Carol R. Rakatansky, as an "authorized person" within the meaning of the Act, has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or any manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of Rhode Island and in any other jurisdiction in which the Company may wish to conduct business. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.  Purposes.

         Subject to Section 9j, the purposes of the Company, for so long as any Trust Securities are outstanding, are to engage in the following activities:

         a. to file one or more registration statements on Form S-1 or Form S-3 and any pre- or post-effective amendments thereto with the Securities and Exchange Commission with regard to the Trust Securities described below;

         b. to acquire from time to time, own, hold, sell, assign, pledge and otherwise deal in education loans to students and parents of dependent students, including private education loans and education loans made under the Federal Family Education Loan Program ("Student Loans");

         c. to act as settlor or depositor of one or more trusts (each a "Trust") formed under a trust agreement, pooling and servicing agreement or other agreement (the "Trust Agreements") to be entered into by, among others, the Company, the trustee named therein (the "Trustee") and any entity acting as servicer of the Student Loans, to issue one or more series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Student Loans and/or to issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Securities") collateralized by Student Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Trust Securities, including arrangements for support for any series of Certificates and/or Trust Securities by various forms or credit enhancement;

         d. to the extent permitted by the Indenture, to hold, pledge, finance, transfer or otherwise deal with Trust Securities, including Trust Securities representing a senior interest in Student Loans ("Senior Interests"), representing a subordinated interest in Student Loans ("Subordinated Interests") or a residual interest in Student Loans ("Residual Interests");


         e. to the extent permitted by the Basic Documents, to loan or invest or otherwise apply proceeds from Student Loans, funds received in respect of the Trust Securities, Senior

         Interests, Subordinated Interests or Residual Interests and any other income, as determined by the Member, in its sole discretion;

         f. to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document that may be necessary, appropriate or desirable in the furtherance of the activities set forth in clauses (a) through (e) above, including but not limited to global securities, definitive form certificates or other forms of notes or certificates, indentures, trust agreements, underwriting agreements, pricing agreements, servicing agreements, custodial agreements, administration agreements, credit enhancement, or other arrangements and any other agreements with administrative, payment or distribution agents, ratings agencies, placement agents, underwriters, trustees or other agents;

         g. for Federal tax purposes, to serve as a partner of the Trusts; and

         h. to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Company shall not engage in any business or activity other than in connection with or relating to the activities described above.

The Company, by or through the Member, or any Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Officer to enter into other agreements on behalf of the Company.

Section 8. Powers. Subject to Section 9j, the Company shall have and exercise all powers permitted to limited liability companies formed under the Act which are necessary, convenient or incidental to accomplish its purposes, as set forth in Section 7.

Section 9.  Management.

                  a. Board of Managers. Subject to Section 9j, the business and affairs of the Company shall be managed by or under the direction of a Board of Managers composed of one or more Managers (the "Board").
                                                                  -----
         Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, subject in all cases to Section 10. The initial number of Managers shall be four (4), of which two (2) shall be Independent Managers pursuant to Section 10. Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager's earlier death, resignation or removal. Managers need not be Members. The initial Independent Managers are Dominic A. Borriello and Kim E. Luthans.

                  b. Powers. Subject to Section 9j, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 9j, the Board has the authority to bind the Company.

                  c. Meeting of the Board of Managers. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

                  d. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  e. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

                  f. Committees of Managers.

                  (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                  g. Compensation of Managers; Expenses. The Managers shall not receive any compensation, though Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

                  h. Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board may be removed, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal may be filled by action of the Member.

                  i. Managers as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9j, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.

                  j. Limitations on the Company's Activities.

                  (i) This Section 9j is being adopted in order to comply with certain provisions required in order to qualify the Company as a "qualified special purpose entity" for the purpose of the transactions contemplated by the Trust Agreements.

                  (ii) Subject to this Section 9j, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31, provided, however, that so long as any Trust Securities are outstanding, neither the Member nor the Company shall amend, alter, change or repeal the definition of "Independent Manager" or Sections 5(b), 5(c), 5(d), 7, 8, 9, 10, 16, 20(f), 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, or 34 of this
         Agreement (the "Special Purpose Provisions") without (1) the unanimous written consent of the Board (including the Independent Managers), (2) the consent of the Trustee of the Trust Securities and (3) meeting the Rating Agency Condition. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

                  (iii) Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company, and any provision of law that otherwise so empowers the Company, the Member , the Board, or any Officer or other Person, and for so long as the Trusts Securities are outstanding, neither the Member nor the Board, any Officer or other Person shall be authorized or empowered, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including the Independent Managers), take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Managers then serving in such capacity.

                  (iv) So long as any Trust Securities are outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if: (A) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and the holders of the Trust Securities and (B) the Rating Agency Condition is satisfied. So long as any Trust Securities are outstanding, the Board also shall cause the Company to and the Company shall:

                          (A) maintain its own separate books and records and bank accounts;

                          (B) at all times hold itself out to the public as a legal entity separate from the Member and any other Person, and strictly comply with all organizational formalities to maintain its separate existence;

                          (C) have a Board composed differently from that of the Member and any other Person;

                          (D) correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Company;

                          (E) maintain adequate capital and a sufficient number of employees, if any employees are so needed, in light of its contemplated business purposes, transactions and liabilities;

                          (F) cause its Board to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                          (G) not acquire any obligations or securities of the Member or an Affiliate;

                          (H) file its own tax returns, if any, as may be required under applicable law, , and pay any taxes so required to be paid under applicable law;

                          (I) not commingle its assets with assets of any other Person except in connection with the customary operation of such cash management system as Sallie Mae, Inc. ("Sallie Mae") may from time to time in the ordinary course of business implement (provided, that any such cash management system shall be operated such that all transfers of funds are properly documented and the respective assets and liabilities of Sallie Mae and the Company are ascertainable at all times) for Sallie Mae and its consolidated subsidiaries;

                          (J)   conduct its business in its own name;

                          (K) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person;

                          (L) pay its own liabilities and expenses only out of its own funds;

                          (M) maintain an arm's length relationship with unaffiliated parties, and not enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's length transaction;

                          (N)   pay the salaries of its own employees, if any;

                          (O) not hold out its credit or assets as being available to satisfy the obligations of any other Person nor pledge its assets for the benefit of any other Person;

                          (P) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including and for services performed by an employee of an affiliate;

                          (Q) use separate stationery, invoices and checks bearing its own name; and

                          (R) cause the Managers, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

                          Failure of the Company, or the Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Managers.

                  (v) So long as any Trust Securities are outstanding, the Board shall not cause or permit the Company to and the Company shall not:

                          (A) guarantee or become obligated for any debts or obligations of any other Person, including any Affiliate;

                          (B) engage, directly or indirectly, in any business other than that required or permitted to be performed under Section 7 or this Section 9j;

                          (C) except as provided under Section 7, incur, create or assume any indebtedness other than any indebtedness incurred in the ordinary course of its business:

                          (D) except as provided under Section 7, make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;

                          (E) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; provided that the Company may hold ownership interests in the Trusts;

                          (F) sell, pledge, in transfer, assign or otherwise convey the interest of the Member in the Company.;

                          (G) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Company's business; or

                          (H) buy or hold evidence of indebtedness issued by any other Person (other than cash, investment-grade securities, or Student Loans).

                  (vi) Without the consent of the Independent Managers, neither the Company, the Member, nor any other Person on behalf of the Company shall have the authority to:

                          (A)   confess a judgment against the Company;

                          (B) knowingly perform any act that would subject (1) the Member to liabilities of the Company in any jurisdiction or the Company to liabilities of the Member or (2) the Company to taxation as a corporation under relevant provisions of the Code; and

Section 10. Independent Manager. As long as any Trust Securities are outstanding, the Member shall cause the Company at all times to have at least two (2) Independent Managers meeting the qualifications described in the definition of Independent Manager in Section 34below, who will be appointed by the Member. To the fullest extent permitted by Section 18-1101(c) of the Act, an Independent Manager shall consider only the interests of the Company, and its creditors, in acting or otherwise voting on the matters referred to in Section 9j(iii). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have (i) accepted his or her appointment by a written instrument, and (ii) executed a counterpart to this Agreement as required by
Section 5c. In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager. All rights, powers and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, the Independent Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for an Affiliate.

Section 11.  Officers.

                  a. Officers. The initial officers of the Company shall be designated by the Member. The additional or successor officers of the Company shall be appointed by the Board and shall consist of a President, a Secretary, a Treasurer and such other officers as the Board may appoint (collectively, the "Officers"). The Board may also appoint any number of Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office for such terms and shall exercise such powers and perform such duties for such time as determined by the Board or, until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

                  b. President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Member, if any, and of the Board. The President shall be responsible for the general and active management of the business of the Company, under the management and direction of the Board, and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the President or in the event of the President's inability to act, any Vice Presidents, if any, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  c. Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be authorized by the Board. The Treasurer shall disburse the funds of the Company as may be authorized by the Board, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of transactions and of the financial condition of the Company. In the absence of the President and Vice President, if any, or in the event of the President's or Vice President's inability to act, the Treasurer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the Treasurer or in the event of the Treasurer's inability to act, the Assistant Treasurer, if any, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  d. Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Member, if any, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. In the absence of the Secretary or in the event of the Secretary's inability to act, the Assistant Secretary, if any, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  e. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and, subject to
         Section 9j, the actions of the Officers taken in accordance with such powers shall bind the Company.

                  f. Duties of Board and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

Section 13. Capital Contributions. The Initial Member is hereby deemed admitted as the Member of the Company upon the execution and delivery of this Agreement. The Initial Member has contributed the amount of cash to the Company listed on Schedule A attached hereto.

Section 14. Additional Contributions. The Initial Member is not required to make any additional capital contribution to the Company other than as set forth on Schedule A hereto.

However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member, and upon such contribution, the Member shall revise Schedule A. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

Section 16. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Trust Agreements.

Section 17. Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. Each Member and its duly authorized representatives shall have the right to examine the Company's books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

Section 18.  Reports.

                  a. The Company's fiscal year shall run from January 1st to December 31st in each respective year.

                  b. Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                  (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

                  (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

                  c. The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an unaudited report setting forth as of the end of such fiscal year:

                  (i)    a balance sheet of the Company;

                  (ii) an income statement of the Company for such fiscal year; and

                  (iii)  a statement of such Member's capital account.

                  d. The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants to prepare and transmit to each Member as promptly as such tax information as may be reasonably necessary to enable such Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19. Other Business. The Member, the Special Member and any Affiliate of the Member or Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.  Exculpation and Indemnification.

                  a. No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

                  c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

                  d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

                  e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

                  f. The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.  Assignments.

                  a. Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

                  b. Notwithstanding anything to the contrary contained in this Agreement for so long as any Trust Securities remain outstanding, the Company shall have one (1) and only one member.

Section 22. Resignation. So long as any Trust Securities are outstanding, the Initial Member may not resign unless the Rating Agency Condition is satisfied. A Member (other than the Initial Member) may resign from the Company with the written consent of the Initial Member. If a

Member is permitted to resign pursuant to this Section 22, an additional member of the Company may be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.  Admission of Additional Members and Transfer of Indirect Interests.

                  a. One or more additional members of the Company may be admitted to the Company with the written consent of the Member, provided that, notwithstanding the foregoing, so long as any Trust Securities remain outstanding, no additional Member may be admitted to the Company, other than pursuant to Sections 5(c) or 24, unless (1) there is a transfer of 100% of the limited liability company interest to a single Person, (2) an acceptable nonconsolidation opinion is delivered to the trustee of the Trust Securities and to each nationally-recognized rating agency rating any of the Trust Securities (each a "Rating Agency") concerning, as applicable, the Company, the new transferee and/or their respective owners, and (3) the Rating Agency Condition is satisfied.

                  b. No transfer of any indirect ownership interest in the Company may be made such that the transferee owns, in the aggregate with the ownership interests of its Affiliates and family members, more than a 49% indirect interest in the Company unless (1) an acceptable nonconsolidation opinion is delivered to the holder of the Student Loan and to each Rating Agency concerning, as applicable, the Company, the new transferee and/or their respective owners, and (2) the Rating Agency Condition is satisfied.

Section 24.  Dissolution.

     a. Subject to Section 9j, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of a Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (1) to continue the Company and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued
         membership of the last remaining member of the Company or the Member in the Company.

                  b. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

                  c. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or Special Member, or the occurrence of an event that causes the Member or Special Member to cease to be a member of the Company.

                  d. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority set forth in Section 18-804 of the Act.

     Section 25. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member, the Springing Members, any Special Member and any additional member admitted to the Company hereby irrevocably waive any right or power that such Member, Springing Member or Special Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to
Section 16 hereof. The interest of the Members in the Company is personal property.

     Section 26. Benefits of Agreement; No Third-Party Rights. Except for the Company, its successors or assigns with respect to the Special Purpose Provisions, (1) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member or Special Member and (2) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in this Section 26 and Section 29. The trustee for the Trust Securities, its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.

Section 27. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     Section 29. Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, the Special Purpose Provisions, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by each Independent Manager, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

Section 30. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments. Subject to Section 9j, this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Trust Securities are outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied, except: (i) to cure any ambiguity or (ii) to correct or supplement any provision in a manner consistent with the intent of this Agreement.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at the address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule A attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34. Definitions. The defined terms used in this Agreement shall have the meanings specified below:

     "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

         "Affiliate" means, with respect to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common Control with the specified Person, and (ii) any Person that is an officer of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity.

     "Agreement" means this Limited Liability Company Operating Agreement of the Company, including all Exhibits and Schedules attached hereto, as it may be amended from time to time.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Section 18-101(1) and 18-304 of the Act.

         "Basic Documents" means this Agreement, the loan documents relating to the Student Loans, each Indenture delivered in connection with any Trust Securities, each other document or certificate which is a "Basic Document" under the Indenture as defined therein and all documents and certificates contemplated thereby or delivered in connection therewith.

         "Board" means the Board of Managers.

         "Certificate of Formation" means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

         "Certificates" has the meaning set forth in Section 7.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set for in the preliminary statement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings.

         "Covered Persons" has the meaning set forth in Section 20.

         "Independent Manager" means an individual who, for the five-year period prior to his or her appointment as Independent Manager has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder, member, partner, attorney or counsel, or officer of the Company, the Member or any of their Affiliates (other than as an Independent Manager of the Company); (ii) a customer or supplier or creditor or other person who derives any of its purchases or revenues from its activities with the Company, the Member, or any of their Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any person excluded from serving as Independent Manager in (i) or (ii). As used in this definition, the term "control" means the possession, directly or indirectly, of the power of the manager to cause the direction of management, policies, or activities of a Person, whether through ownership of voting securities, by contract or otherwise. A natural person who satisfies the foregoing definition other than in part (ii) above shall not be disqualified from serving as Independent Manager of the Company if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and it also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with the Company that does not own a direct or indirect equity interest in the Company or any co-borrower shall not be disqualified from serving as an Independent Manager of the Company if such individual is at the time of the initial appointment, or at any time while serving as an Independent Manager of the Company, an independent manager or director of a "special purpose entity" affiliated with the Company (other than any entity that owns a direct or indirect interest in the Company or in any co-borrower) if such individual is an independent manager or director provided by a nationally-recognized company that provides professional independent directors or managers. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Company's separateness that are substantially similar to those of the Company, as applicable, and provide, inter alia, that it: (a) is organized for the limited purpose of owning and operating one or more Trusts or of being the general partner or member of a special purpose entity organized for the limited purpose of owning and operating one or more Trusts; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition either on its own behalf or, if it is a general partner or member of a special purpose entity organized for the limited purpose of owning or operating one or more Trusts, on behalf of such entity, without the consent of an independent manager or director and (d) shall conduct itself and, if it is a general partner or member of a special purpose entity organized for the limited purpose of owning and operating one or more Trusts, cause such entity to conduct itself, in accordance with the certain "separateness covenants", including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other person or entity. Each Independent Manager is hereby designated as a "manager" within the meaning of 18-101(10) of the Act.

         "Initial Member" means SLM Education Credit Management Corporation, in its capacity as a member of the Company.

         "Manager" means the Persons elected to the Board of Managers from time to time by the Member, including the Independent Managers. A Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

         "Material Action" means to file any insolvency, or reorganization case, or proceeding, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to take action in furtherance of any of the foregoing.

         "Member" means SLM Education Credit Management Corporation, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Member or the Springing Members.

         "Member Cessation Event" has the meaning set forth in Section 5c.

         "Officers" has the meaning set forth in Section 11.

         "Person" means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of the "Person" when the context so permits.

         "Rating Agency" has the meaning set forth in Section 23a.

         "Rating Agency Condition" means, with respect to any action, that each rating agency then rating any Trust Securities shall have been given ten days prior notice of such action and that each of the rating agencies then rating the Trust Securities shall have notified the Company in writing that such action will not result in a reduction or withdrawal, downgrade or qualification of the then current rating by such rating agency of any Trust Securities.

         "Residual Interests" has the meaning set forth in Section 7.

         "Sallie Mae" has the meaning set forth in 9j.

         "Securities" has the meaning set forth in Section 7.

         "Senior Interests" has the meaning set forth in Section 7.

         "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5c, a person acting as Springing Member 1 or Springing Member 2, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

         "Special Purpose Provisions" has the meaning set forth in Section 9j.

         "Springing Member" shall mean each of Springing Member 1 and Springing Member 2.

         "Springing Member 1" means Dominic A. Borriello or any other Person executing this Agreement as Springing Member 1.

         "Springing Member 2" means Kim E. Luthans or any other Person executing this Agreement as Springing Member 2.

         "Student Loans" has the meaning set forth in Section 7.

         "Subordinated Interests" has the meaning set forth in Section 7.

         "Trust" has the meaning set forth in Section 7.

         "Trust Agreements" has the meaning set forth in Section 7.

         "Trust Securities" means any Securities issued by any Trust.

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

         Section 35. Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on
               2002.
-------- ----,

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Limited Liability Operating Agreement of SLM Education Credit Funding, LLC has been executed by its sole member, Springing Member 1 and Springing Member 2.



                                        MEMBER:

                                        SLM EDUCATION CREDIT
                                        MANAGEMENT CORPORATION

                                        By:  /S/ MARY JO FELDMAN
                                             -------------------
                                        Name:  Mary Jo Feldman
                                        Title:  President


                                        SPRINGING MEMBER 1/INDEPENDENT MANAGER

                                        By: /S/ DOMINIC A. BORRIELLO
                                            ------------------------
                                        Name:  Dominic A. Borriello


                                        SPRINGING MEMBER 2/INDEPENDENT MANAGER

                                        By: /S/ KIM E. LUTHANS
                                            ------------------
                                        Name:  Kim E. Luthans

                                   SCHEDULE A

        Name and Address of Member            Contribution   Number of Units   Percentage Interest
===========================================   ============   ===============   ===================
SLM EDUCATION CREDIT MANAGEMENT CORPORATION      $1,000            1000               100%
20 Hemingway Drive
East Providence, Rhode Island 02915